EXHIBIT 4

               UNITED STATES BANKRUPTCY COURT FOR THE

                     DISTRICT OF NEW JERSEY

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IN RE:                                             CASE NO. 90-21482-WT
INTERNATIONAL AMERICAN HOMES, INC.                 CONSOLIDATED
(DEBTOR)                                           CHAPTER 11


                         ASSIGNMENT OF CLAIM

For the valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, a creditor of the debtor named above, does hereby assign, transfer and set over the claim it owns as assignee of IMWA Equities IX, L.P. in the above matter to Robert J. Suarez, 15818 Fairchild Drive, Tampa, Florida 33647. The claim referred to above is in the amount of $1,800,000. Evidence of the terms of the transfer is set forth in a separate agreement.

For the avoidance of doubt, it is expressly understood that this assignment does not cover any claims in the above referenced matter owned or asserted by, through or in favor of WBC Associates Limited Partnership, Harvey C. Borkin or James M. Wordsworth.


                         WAIVER OF NOTICE

The undersigned specifically waives Notice of the filing of the foregoing assignment, as required by BANKRUPTCY RULE 3001 (e) (2), and requests and consents that an ORDER be entered herein substituting Robert J. Suarez as the owner of the above described claim in place of the undersigned. It is requested that any notices or dividend checks by made payable to, and delivered to the assignee. Further, I do hereby declare, under the penalty of perjury, I/We are authorized to give this assignment and the statements contained herein are true and correct.


DATED JAN. 26, 1996                       PH PROPERTY DEVELOPMENT COMPANY
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                                          ASSIGNOR-CREDITOR


SIGNED [ILLEGIBLE]                        /S/ RICHARD A. BUCCARELLI
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WITNESS                                   SIGNATURE
                                          RICHARD A. BUCCARELLI
                                          PRESIDENT